EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Landec Corporation 2009 Stock Incentive Plan of our reports dated July 31, 2009 with respect to the consolidated financial statements of Landec Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2009, and the effectiveness of internal control over financial reporting of Landec Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
December 18, 2009